Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-203952 on Form S-8 of our report dated June 25, 2015, relating to the financial statements and financial statement schedules of the Dominion Energy New England Union Savings Plan, appearing in this Annual Report on Form 11-K of the Dominion Energy New England Union Savings Plan for the year ended December 31, 2014.

/s/ Deloitte & Touche LLP

Richmond, Virginia

June 25, 2015